Exhibit 5.1

THOMPSON & KNIGHT LLP

ATTORNEYS AND COUNSELORS	AUSTIN DALLAS DETROIT FORT WORTH HOUSTON LOS ANGELES NEW YORK SAN FRANCISCO ALGIERS LONDON MONTERREY PARIS
ONE ARTS PLAZA 1722 ROUTH STREET • SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 www.tklaw.com

June 11, 2013

Approach Resources Inc.

One Ridgmar Center

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Ladies and Gentlemen:

We have acted as special counsel for Approach Resources Inc., a Delaware corporation (the “Company”), in connection with the issuance of $250 million aggregate principal amount of the Company’s 7.00% Senior Notes due 2021 (the “Notes”), to be sold in a registered public offering.

In this opinion letter:

(a) Each of the Company and Approach Oil & Gas Inc., a Delaware corporation, is referred to as an “Approach Corporation”.

(b) Each of Approach Delaware, LLC, Approach Operating, LLC, Approach Services, LLC and Approach Midstream Holdings LLC, each a Delaware limited liability company, is referred to as an “Approach LLC”.

(c) Approach Resources I, LP, a Texas limited partnership, is referred to as the “Approach Partnership”.

(d) The Approach Corporations (other than the Company), the Approach LLCs and the Approach Partnership are referred to as the “Guarantors”.

(e) The Approach Corporations, the Approach LLCs and the Approach Partnership are referred to herein as the “Relevant Parties”.

In connection with this opinion letter, we have examined original counterparts, copies of original counterparts or unexecuted forms of the following:

(a) The form of Senior Indenture to be dated June 11, 2013 (the “Base Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”) setting forth the terms of the Notes.

(b) The form of Supplemental Indenture to be dated June 11, 2013 (together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee.

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June 11, 2013

(c) The form of the Notes, including the notations of guarantee (the “Guarantees”) by the Guarantors attached thereto.

The documents identified in items (a), (b) and (c) above are referred to herein as the “Transaction Documents”.

We have also examined originals or copies of such other records of the Relevant Parties, certificates of public officials and of officers or other representatives of the Relevant Parties and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Transaction and representations and statements made in certificates of public officials and officers or other representatives of the Company.

(v) That the Transaction Documents constitute valid, binding and enforceable obligations of each party thereto (other than the Relevant Parties).

(vi) That:

(A) the execution, delivery and performance by each Relevant Party of the Transaction Documents to which it is a party do not, except with respect to Applicable Laws, violate any law, rule or regulation applicable to it, or

(B) except as required by Applicable Laws, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it) any other third party is required for the due execution, delivery or performance by any Relevant Party of any Transaction Document to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

As used herein, “Applicable Laws” means

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June 11, 2013

(a) for purposes of our opinions in paragraphs 1(a) and 2(a), Delaware General Corporation Law;

(b) for purpose of our opinions in paragraphs 1(b) and 2(b), the Delaware Limited Liability Company Act;

(c) for purposes of our opinions in paragraphs 1(c) and 2(c), the Texas Business Organizations Code; and

(d) for purposes of our opinions in paragraphs 3 and 4, the laws, rules and regulations of the State of New York;

in each case including all applicable provisions of the constitution of each such jurisdiction and reported judicial decisions interpretations thereof.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1.     (a) Each Approach Corporation is a corporation validly existing and in good standing under the laws of the State of Delaware.

(b) Each Approach LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

(c) The Approach Partnership is a limited partnership that is validly existing, and its authority to transact business is active, under the laws of the State of Texas.

2.     (a) Each Approach Corporation:

(i) has the corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party, and

(ii) has taken all corporate action necessary to authorize the execution, delivery and performance of such Transaction Documents.

(b) Each Approach LLC:

(i) has the limited liability company power and authority to execute, deliver and perform the Transaction Documents to which it is a party, and

(ii) has taken all corporate, limited liability company or partnership action necessary to authorize the execution, delivery and performance of such Transaction Documents.

(c) The Approach Partnership:

(i) has the partnership power and authority to execute, deliver and perform the Transaction Documents to which it is a party, and

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June 11, 2013

(ii) has taken all corporate, limited liability company or partnership action, as applicable, necessary to authorize the execution, delivery and performance of such Transaction Documents.

3. Upon the due execution and delivery of the Notes by the Company and Guarantees by the Guarantors, the due authentication of the Notes by the Trustee in accordance with the Indenture and the due payment therefor:

(a) the Notes will be the valid and binding obligations of the Company, enforceable against it in accordance with its terms, and

(b) the Guarantees will be the valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

4. Upon the due execution and delivery by the Relevant Parties and the Trustee of the Indenture, the Indenture will constitute the valid and binding obligation of each Relevant Party, enforceable against such Relevant Party in accordance with its terms.

The opinion set forth above is subject to the following qualifications and exceptions:

(a) Our opinions are limited to Applicable Laws, and we do not express any opinion herein concerning any other laws.

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d) We express no opinion in paragraph 3 or 4 with respect to:

(i) The enforceability of indemnification provisions, or of waiver, release or exculpation provisions, contained in the Transaction Documents referred to therein to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm, violations of securities laws or acts of gross negligence or willful misconduct or to the extent that the same relate to punitive damages.

(ii) Any waiver of defenses of a guarantor by a Guarantor in the Indenture.

This opinion letter is rendered to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is

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June 11, 2013

provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Thompson & Knight LLP

WPW/JWH/JEB

RHS